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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 12, 1999


                               VERSANT CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                   CALIFORNIA
                 (State or Other Jurisdiction of Incorporation)

                     0-28540                      94-3079392
            Commission File Number)    (IRS Employer Identification No.)

                6539 Dumbarton Circle, Fremont, CALIFORNIA 94555
               (Address of Principal Executive Offices) (Zip Code)

                                 (510) 789-1500
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS.

On July 12, 1999, Versant Corporation, a California corporation ("Registrant" or the "Company") closed the issuance of shares of a newly designated Series A Preferred Stock ("Series A Stock"). A total of 1,489,799 shares of Series A Stock were issued, with each share of Series A Stock initially convertible into two shares of the Company's common stock. 902,946 of the shares of Series A Stock were issued in exchange for an outstanding convertible secured promissory note with outstanding principal and interest of $3,846,550.82 held by Vertex Technology Fund, Ltd. ("Vertex"), and 586,853 of the shares were issued in consideration of an additional $2,499,994 in new financing. $1 million of the new financing was provided by a Vertex affiliate, with the remainder provided by other investors. Each share of Series A Stock was sold at a price of $4.26 per share. The Company also issued warrants to purchase a total of 1,489,799 shares of the Company's common stock at an exercise price of $2.13 per share as part of the transaction.

The Series A Stock has a participating liquidation preference over the Company's common stock initially equal to 150% of the full amount paid for the Series A Stock, which preference increases by an additional 50% per year over each of the next two years, so long as the Series A Stock is outstanding. The Series A Stock automatically converts into common stock if the Company's common stock price exceeds $12.00 per share for 45 consecutive business days. The holders of Series A Stock will generally vote with the holders of common stock provided that the Series A Stock is only entitled to a number of votes equal to 50% of the number of shares of common stock into which the Series A Stock is convertible. The holders of Series A Stock were also provided with certain voting protective provisions.

Neither the Series A Stock nor the warrants have been registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an exemption from applicable registration requirements. Investors in the financing were provided with certain registration rights relating to the shares of Series A Stock and warrants purchased by them. Each investor also agreed not to purchase more than 100,000 additional shares in the Company without the Company's approval so long as such investor holds more than 5% of the Company's outstanding securities.

At the completion of this transaction, the Company has approximately 10,151,277 shares of common stock outstanding, 1,489,799 shares of Series A Stock outstanding (convertible into 2,979,598 shares of Common Stock), warrants to purchase 1,839,799 shares of common stock outstanding and options to purchase 1,826,547 shares of common stock outstanding.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


EXHIBITS

Exhibit
-------
  3.01         Registrant's Certificate of Determination dated July 12, 1999.

 10.01         Preferred Stock and Warrant Purchase Agreement entered into as of
               June 28, 1999 among the Company and the parties listed on the Schedule of Investors attached thereto.

 10.02         Form of Common Stock Purchase Warrant.

 10.03         Debt Cancellation Agreement between the Company and Vertex
               Technology Fund, Inc.

 10.04 Supplement to Registration Rights Agreement among the Company and the parties listed on the Schedule of Investors attached thereto.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               VERSANT CORPORATION

Date: July 13 , 1999          /s/ GARY RHEA
      ---------------         -------------------------------------------------
                              Gary Rhea
                              Vice President Finance and Administration.
                              Chief Financial Officer, Treasurer and Secretary
                              (Duly Authorized Officer and Principal
                              Financial Officer)


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                               INDEX TO EXHIBITS

EXHIBITS       DESCRIPTION
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
  3.01         Registrant's Certificate of Determination.

 10.01         Preferred Stock and Warrant Purchase Agreement entered into as of
               June 28, 1999 among the Company and the parties listed on the Schedule of Investors attached thereto.

 10.02         Form of Common Stock Purchase Warrant.

 10.03         Debt Cancellation Agreement between the Company and Vertex
               Technology Fund, Ltd.

 10.04 Supplement to Registration Rights Agreement among the Company and the parties listed on the Schedule of Investors attached thereto.
